Exhibit 99.1

SINOHUB, INC. REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS

▪	Q3 2010 revenues increased 54.1% to $55.8 million
▪	Q3 gross margin expanded 50 basis points to 18.3%
▪	Q3 net income grew 55.3% to $5.5 million
▪	Q3 EPS of $0.19 with EPS of $0.42 for first nine months of 2010
▪	Company raises FY10 revenue forecast to $192 million, representing approximately 50% YOY growth

SANTA CLARA, Calif. and SHENZHEN, China, November 12, 2010 – SinoHub, Inc. (NYSE Amex: SIHI), a rapidly growing electronics company in the People’s Republic of China currently engaged in electronic component sales, custom design mobile phone manufacturing and sales, and electronic component supply chain management (SCM) services, today reported financial results for the three month period ended September 30, 2010 and increased full-year revenue guidance for 2010.

Summary Financials
Third Quarter 2010 Results (USD) (unaudited)
	Q3 2010	Q3 2009	CHANGE
Sales	$55.8 million	$36.2 million	+54.1%
Gross Profit	$10.2 million	$6.4 million	+58.1%
Net Income	$5.5 million	$3.5 million	+55.3%
Fully diluted EPS	$0.19	$0.13	+46.2%

Third Quarter 2010 Results
Sales – Total revenues for third quarter 2010 ended September 30 grew 54.1% to $55.8 million over the third quarter of 2009.  Revenues from the electronic component purchasing (ECP) business, including procurement-fulfillment and spot component sales, increased 2.9% to $35.3 million over the third quarter of 2009.  The Company’s supply chain management services (SCM) business generated $1.5 million compared to $1.9 million in the same period in 2009 as the Company continues to replace manufacturing customers with design house customers. Revenues from the Company's virtual contract manufacturing (VCM) business, which was launched in late 2009 and recorded immaterial 2009 revenues, totaled $19.0 million, up 42.9% sequentially from the second quarter. VCM represented 34% of total third quarter sales compared to 30.3% in the second quarter and this growth is consistent with Management’s strategy to grow its contract manufacturing business to over 50% of total sales.

Third Quarter 2010 Revenue Breakdown By Business Unit (USD in thousands) (unaudited)
	2010	2009	CHANGE
Electronic Components % of Sales	$35.3 million 63.3%	$34.3 million 94.8%	+2.9%
Virtual Contract Manufacturing % of Sales	$19.0 million 34.0%	--	--
Supply Change Management Services % of Sales	$1.5 million 2.7%	$1.9 million 5.2%	-23.6%
Total Sales	$55.8 million	$36.2 million	+54.1%

“Our strong third quarter sales results were led by record shipments and revenue from our custom design mobile phone contract manufacturing business. We produced approximately 320,000 handsets for the third quarter, up from 250,000 in the second quarter, with sales being strongest in Indonesia and India.  With growing adoption of our unique new business model which allows us to provide strategic support for handset distributors, we are optimistic in maintaining our positive momentum in VCM,” said Harry Cochran, Chief Executive Officer of SinoHub. “We are also very pleased that ECP experienced growth as business volume increased and, more importantly, the gross margin in ECP improved substantially to 15.6% from 12.2% in the second quarter of 2010.”

Cost of Sales – Cost of goods sold totaled $45.6 million in the third quarter of 2010, up 53.2% from $29.7 million in the third quarter of 2009.

Gross Profit and Gross Margin – Gross profit for the third quarter of 2010 totaled $10.2 million, an increase of 58.1% over $6.4 million in the third quarter of 2009.  Gross profit margin for the third quarter of 2010 expanded to 18.3%, up by 50 basis points year-over-year and up 100 basis points from the second quarter of 2010. Gross margins in the quarter for the ECP, VCM and SCM businesses were 15.6%, 17.2% and 97.7%, respectively. Gross margins improved over the comparable period in 2009 for both ECP and SCM.

Operating Expenses and Income from Operations – Total operating expenses were $2.7 million, or 4.9% of revenues in the third quarter of 2010, compared to $1.8 million, or 4.8% of revenues in the same period in 2009 due to prudent expense controls. Income from operations was $7.5 million in the third quarter of 2010, a 59% increase from $4.7 million in the third quarter of 2009, and represented operating margins of 13.4% and 13.0% in the respective periods.

Net Income – Net income for the third quarter of 2010 climbed 55.3% to $5.5 million, or $0.19 per fully diluted share, compared to $3.5 million, or $0.13 per fully diluted share, in the third quarter of 2009, based on 28.7 million and 26.3 million weighted average diluted shares outstanding, respectively.

Summary Financials
First Nine months 2010 Results (USD) (unaudited)
	YTD 2010	YTD 2009	CHANGE
Sales	$138.2 million	$85.6 million	+61.4%
Gross Profit	$24.9 million	$16.0 million	+55.6%
Net Income	$11.9 million	$8.7 million	+36.4%
Fully diluted EPS	$0.42	$0.34	+23.5%

Year-to-date 2010 Results
Sales – Total revenue for the first nine months of 2010 was $138.2 million compared to $85.6 million in the first nine months of 2009, an increase of 61.4%.  ECP revenues advanced 18.8% to $94.7 million from $79.7 million in the prior year period due to new customer additions and higher volumes among existing customers.  The Company’s SCM business generated $4.8 million of sales for the nine months of 2010 compared to $5.9 million in the same period in 2009. Year-to-date, the Company generated $38.7 million of revenue from its custom design mobile phone contract manufacturing business due to robust demand for mobile phones in developing countries.

First Nine Months 2010 Revenue Breakdown By Business Unit (USD in thousands) (unaudited)
	2010	2009	CHANGE
Electronic Components % of Sales	$94.7 million 68.5%	$79.7 million 93.1%	+18.8%
Virtual Contract Manufacturing % of Sales	$38.7 million 28.0%	--	--
Supply Change Management Services % of Sales	$4.8 million 3.5%	$5.9 million 6.9%	-19.1%
Total Sales	$138.2 million	$85.6 million	+61.4%

Cost of Sales – Cost of goods sold totaled $113.4 million in the nine months of 2010, up 62.8% from $69.7 million in the first nine months of 2009.

Gross Profit and Gross Margin – Gross profit for the first nine months of 2010 totaled $24.9 million, an increase of 55.6% over $16.0 million in 2009.  The gross profit margin for the first nine months of 2010 was 18.0% compared to 18.7% in the same period last year. The year-over-year decline was primarily due to lower contribution from the higher-margin SCM business. In the first nine months of operation in 2010, the VCM business generated margins of 17.8%. Management expects VCM gross margins to be in the high teens, driven by a positive mix shift from selling more higher-margin handsets.

Operating Expenses and Income from Operations – Total operating expenses were $8.5 million, or 6.1% of revenues in the first nine months of 2010, compared to $4.6 million, or 5.4% of revenues in the same period in 2009. Income from operations was $16.4 million compared to $11.4 million in the comparable period last year. Operating margins were 11.8% compared to 13.3% last year.

Net Income – Year-to-date, net income increased 36.4% to $11.9 million, or $0.42 per fully diluted share, compared to $8.7 million, or $0.34 per fully diluted share, in the first nine months of 2009, based on 28.4 million and 25.5 million weighted average, diluted shares outstanding, respectively.

Liquidity and Capital Resources
SinoHub ended the quarter with $5.4 million of cash and equivalents compared to $8.3 million at December 31, 2009.  The Company had working capital of $53.6 million on September 30, 2010, up from $39.4 million at the end of 2009, and a current ratio of 3.3 to 1 at September 30, 2010. Inventories were approximately $8.6 million and accounts receivable were $46.3 million on September 30, 2010, compared to approximately $11.6 million and $28.8 million on December 31, 2009, respectively. The increase in accounts receivable resulted primarily from an increase in the volume of our ECP and VCM businesses.  DSOs were 75 days for the third quarter of 2010 compared to 83 days in the same year ago period. During the first nine months of 2010, the Company used $4.7 million in cash for operations versus $3.2 million used in operations in the same period in 2009, which was mainly attributable to a rise in receivables associated with growth in revenues.

Full year 2010 Guidance
Based on the strong results through the first nine months of 2010, Management is raising FY 2010 revenue guidance to $192 million from the prior guidance of $180 million, representing anticipated year-over-year growth of approximately 50% over 2009.

Business Review and Outlook
In April 2010, SinoHub commenced operations at its new 77,500 sq. ft. manufacturing facility located in the Bao'an district of Shenzhen, China, to strengthen its new custom design mobile phone business unit. By operating its own manufacturing facility, the Company believes it can ensure the quality and on-time delivery of initial and rush phone orders, resulting in incremental revenue and earnings growth with  higher associated gross and operating margins.

The Company produced approximately 320,000 mobile handsets in the third quarter of 2010 for 10 customers located in developing countries. The Company recently expanded its production facility from 6 to 8 assembly lines, with annual output capacity of approximately 3.6 million handsets, or 300,000 handsets per month, to accommodate anticipated growth. In addition, at the end of Q3 2010, the Company had three high speed surface mount lines with production capacity of approximately 90,000 mobile phone motherboards per month per line running two 10-hour shifts. In Q4 2010 SinoHub intends to install two more high speed surface mount lines to increase total motherboard production capacity to roughly 450,000 per month.

During its first nine months of operations, the VCM business generated $38.7 million of revenues, with gross margins of 17.8%. Management expects VCM margins to improve further as it makes further improvements in operating efficiencies and product mix, while shifting away from contract printed circuit board assembly production work toward greater production of the Company’s own products. Having produced and sold about 775,000 phones in the first nine months of this year, the Company remains on track to meet its stated goal of selling at least one million phones for the full year 2010.  “We remain extremely excited about the growth prospects for our VCM business,” stated President Lei Xia. “With a higher handset replacement rate in developing countries and private label phone manufacturers continuing to gain share in countries like Indonesia, we are well positioned to participate in the robust growth of mobile phones in emerging markets. With the prospect of producing smart phones for customers, which carry significantly higher average selling prices, we are confident VCM will be a significant growth driver in 2011.”

Conference Call and Webcast
The Company’s earnings conference call will take place at 10:00 a.m. ET on Friday, November 12, 2010. Interested participants should call 1-877-941-2322 when calling within the United States or 1-480-629-9715 when calling internationally.

Please download the PowerPoint that we will reference on the call in the investor section of www.sinohub.com through this link http://sinohub.com/investors-online%20audio%20files.html approximately 10 minutes prior to the start time in order to download a copy of the company's earnings results presentation.

This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on this link: http://viavid.net/dce.aspx?sid=00007DC7, or visiting http://www.viavid.net, where the webcast can be accessed through November 19, 2010. The webcast will be accessible live and on an archived basis via the Company's website (http://www.sinohub.com/investors).

A playback will be available through November 19, 2010. To listen, please call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally (passcode 4384232).

About SinoHub, Inc.
SinoHub, Inc. is a rapidly growing electronics company in the People’s Republic of China (PRC) currently operating in three business units: electronic component sales, electronics product manufacturing and sales, and electronic component supply chain management (SCM) services. The Company’s electronic component sales unit includes procurement-fulfillment and spot electronic component sales to manufacturers and design houses. The Company’s product manufacturing and sales unit is currently focused on providing custom, private label mobile phones to developing countries. SinoHub’s SCM business includes warehousing, delivery and import/export services incorporating the Company’s proprietary web-based SCM software platform that gives its customers total transparency in their supply chains. SinoHub, founded in 2000 by veteran entrepreneur Harry Cochran and electronics industry veteran Lei Xia to play a part in the electronics revolution in China, conducts substantially all of its operations through its wholly-owned subsidiary SinoHub Electronics Shenzhen Limited in the PRC and its wholly-owned B2B Chips subsidiary in Hong Kong. For more information, visit the Company's Web site at http://www.sinohub.com and the B2B Chips Web site at http://www.b2bchips.com.

Cautionary Statement Regarding Forward-looking Information
Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements involve risks known to the Company, significant uncertainties, and other factors, many of which cannot be predicted with accuracy and some of which may not even be anticipated, which may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements. Such risks, uncertainties and factors include, but are not limited to, the Company’s ability to expand its customer base, the ability to access capital for such expansion, assumptions concerning future economic and competitive conditions and other factors detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements.  The Company undertakes no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

For Additional Information Contact:

SinoHub, Inc.:
     Susan Liu
     Tel:   +86-755-2661-1080
     Email: susan.liu@sinohub.com

In the US:
     HC International, Inc.
     Ted Haberfield
     Tel:   +1-760-755-2716
     Email: thaberfield@hcinternational.net

(Financial Tables Follow)

SINOHUB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three months ended September 30, 2010		Nine months ended September 30, 2010
	2010	2009	2010	2009
NET SALES
Supply chain management services	$1,460,000	$1,910,000	$4,809,000	$5,943,000
Electronic components	35,267,000	34,270,000	94,703,000	79,689,000
VCM business	19,024,000	-	38,723,000	-
Total net sales	55,751,000	36,180,000	138,235,000	85,632,000
COST OF SALES
Supply chain management services	34,000	198,000	122,000	408,000
Electronic components	29,782,000	29,544,000	81,418,000	69,250,000
VCM business	15,755,000	-	31,843,000	-
Total cost of sales	45,571,000	29,742,000	113,383,000	69,658,000

GROSS PROFIT	10,180,000	6,438,000	24,852,000	15,974,000

OPERATING EXPENSES
Selling, general and administrative	2,123,000	1,578,000	6,261,000	3,574,000
Professional services	193,000	253,000	694,000	614,000
Depreciation	479,000	151,000	1,051,000	387,000
Stock compensation expense	167,000	272,000	535,000	328,000
(Write back of) Allowance for doubtful accounts	(236,000)	(504,000)	(45,000)	(317,000)
Total operating expenses	2,726,000	1,750,000	8,496,000	4,586,000

INCOME FROM OPERATIONS	7,454,000	4,688,000	16,356,000	11,388,000

OTHER INCOME (EXPENSE)
Interest expense	(109,000)	(20,000)	(352,000)	(83,000)
Interest income	41,000	4,000	145,000	15,000
Other, net	9,000	2,000	16,000	7,000
Total other expense, net	(59,000)	(14,000)	(191,000)	(61,000)

INCOME BEFORE INCOME TAXES	7,395,000	4,674,000	16,165,000	11,327,000
Income tax expense	1,898,000	1,134,000	4,287,000	2,616,000

NET INCOME	5,497,000	3,540,000	11,878,000	8,711,000

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	909,000	31,000	1,017,000	63,000

COMPREHENSIVE INCOME	$6,406,000	$3,571,000	$12,895,000	$8,774,000

SHARE AND PER SHARE DATA
Net income per share-basic	$0.19	$0.14	$0.42	$0.35
Weighted average number of shares-basic	28,558,000	24,883,000	28,126,000	24,682,000
Net income per share-diluted	$0.19	$0.13	$0.42	$0.34
Weighted average number of shares-diluted	28,721,000	26,260,000	28,362,000	25,463,000

SINOHUB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	September 30, 2010	December 31, 2009
	(Unaudited)	(Audited)
CURRENT ASSETS
Cash and cash equivalents	$5,413,000	$8,347,000
Restricted cash	10,724,000	7,595,000
Accounts receivable, net of allowance	46,343,000	28,828,000
Inventories, net	8,645,000	11,647,000
Prepaid expenses and other current assets	608,000	650,000
Deposit with suppliers	4,710,000	-
Total current assets	76,443,000	57,067,000

PROPERTY AND EQUIPMENT, NET	7,168,000	2,271,000

TOTAL ASSETS	$83,611,000	$59,338,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$616,000	$1,209,000
Customer deposits	41,000	1,348,000
Accrued expenses and other current liabilities	834,000	731,000
Bank borrowings	16,372,000	11,793,000
Capital lease obligations – current portion	644,000	-
Income and other taxes payable	4,384,000	2,605,000
Total current liabilities	22,891,000	17,686,000

LONG-TERM LIABILITIES
Capital lease obligations, net of current portion	1,144,000	-

TOTAL LIABILITIES	24,035,000	17,686,000

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 5,000,000 shares authorized no shares issued	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 28,557,685 shares and 26,669,605 shares issued and outstanding as of September 30, 2010 and December 31, 2009 respectively	29,000	27,000
Additional paid-in capital	22,321,000	17,239,000
Deferred stock compensation	(56,000)	-
Retained earnings
Unappropriated	34,603,000	22,725,000
Appropriated	788,000	787,000
Accumulated other comprehensive income	1,891,000	874,000
Total stockholders’ equity	59,576,000	41,652,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$83,611,000	$59,338,000

SINOHUB, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$11,878,000	$8,711,000
Adjustments to reconcile net income to cash used in operations:
Depreciation	1,051,000	387,000
Stock compensation expense	535,000	328,000
(Write back of) Allowance for doubtful accounts	(45,000)	(317,000)
Changes in operating assets and liabilities:
Accounts receivable	(16,578,000)	(10,902,000)
Inventories	3,187,000	(3,067,000)
Prepaid expenses and other current assets	56,000	(73,000)
Deposit with suppliers	(4,628,000)	-
Accounts payable	(608,000)	2,809,000
Customer deposits	(1,313,000)	-
Accrued expenses and other current liabilities	87,000	436,000
Income and other taxes payable	1,696,000	(1,546,000)
Net cash used in operating activities	(4,682,000)	(3,234,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase of restricted cash	(3,129,000)	(2,588,000)
Purchase of property and equipment	(3,385,000)	(1,620,000)
Net cash used in investing activities	(6,514,000)	(4,208,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of cost	4,470,000	1,200,000
Proceeds from exercise of warrants and options, net of costs	22,000	108,000
Bank borrowing proceeds	24,609,000	14,284,000
Bank borrowing repayments	(20,382,000)	(7,338,000)
Repayments of capital lease obligations	(647,000)	-
Net cash provided by financing activities	8,072,000	8,254,000

EFFECT OF EXCHANGE RATE CHANGES	190,000	27,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,934,000)	839,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	8,347,000	5,860,000

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,413,000	$6,699,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$352,000	$83,000
Cash paid for income tax	$2,444,000	$3,671,000
Equipments acquired under capital leases	$2,436,000	$-